Exhibit 99.1

Stable Road Acquisition Corp. Stockholders Approve Proposed Business Combination with Momentus

Venice, Calif., August 11, 2021 — Stable Road Acquisition Corp. (NASDAQ: SRAC, SRACU, and SRACW) (“Stable Road”) announced today that stockholders of Stable Road approved the proposed business combination with Momentus Inc. (“Momentus”), a U.S. commercial space company that plans to offer in-space infrastructure services, at the special meeting of stockholders (the “Special Meeting”) held on August 11, 2021.

The combined company will retain the Momentus name and its securities are expected to begin trading on the NASDAQ Global Select Market under the new symbol “MNTS” for Momentus stock and “MNTSW” for Momentus warrants on August 13, 2021, following the close of the business combination, which is expected to take place on August 12, 2021.

Over 97% of the votes cast at the meeting voted to approve the business combination. Holders of approximately 55% percent of Stable Road’s issued and outstanding shares cast votes at the Special Meeting.

Stable Road also announced that an aggregate of approximately 3.5 million shares of Stable Road’s Class A common stock were submitted for redemption by public stockholders in connection with the vote, representing approximately 20% of all issued and outstanding shares of Class A common stock. After giving effect to the redemptions, approximately $137 million will be disbursed from Stable Road’s trust account to Momentus upon the closing of the business combination which, when combined with the $110 million equity PIPE expected to be consummated concurrently with the closing, will provide Momentus with approximately $247 million in total available cash, before transaction fees, expenses and payments related to the previously-announced repurchase of its co-founders’ shares.

Brian Kabot, Chairman and Chief Executive Officer of Stable Road, commented on the results of the meeting, “The overwhelming support that our stockholders showed us by approving the business combination with a relatively small amount of redemptions speaks to the value proposition that we saw in Momentus. We appreciate our stockholders’ strong engagement and look forward to concluding the business combination with Momentus tomorrow.”

About Momentus

Momentus is a U.S. commercial space company that plans to offer in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its planned in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development. The Company anticipates flying its first two Vigoride vehicles to Low Earth Orbit on a third-party launch provider as early as June 2022, subject to receipt of appropriate government licenses and availability of slots on its launch provider’s manifest.

Forward Looking Statements

This press release may contain a number of “forward-looking statements”. Forward-looking statements include statements about the expected consummation of the proposed business combination between Stable Road and Momentus. These forward-looking statements are based on Stable Road’s and Momentus’ management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Stable Road’s and Momentus’ management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Momentus; risks related to the development of Momentus’ water-based propulsion system (microwave electrothermal thruster) and other technology, including failures, setbacks or delays in reaching objectives and other milestones; risks related to the ability of customers to cancel contracts for convenience; risks related to compliance with the National Security Agreement; risks related to the rollout of Momentus’ business and the timing of expected business milestones; the effects of competition on Momentus’ future business; level of product service or product or launch failures that could lead customers to use competitors’ services; developments and changes in laws and regulations, including increased regulation of the space transportation industry; the impact of significant investigative, regulatory or legal proceedings; the ability of Stable Road or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; and other risks and uncertainties indicated from time to time in the definitive proxy statement/consent solicitation statement/prospectus relating to the proposed business combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Stable Road. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this press release speak only as of the date of this press release. Except as required by law, neither Stable Road nor Momentus undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in the Stable Road’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.